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                                                                    Exhibit 99.6

                                                   PSB HOLDINGS, INC.
                                                     40 Main Street
                                                    Putnam, CT 06260
                                                     (860) ___-____

                                            STOCK ORDER AND CERTIFICATION FORM

DEADLINE: The Subscription Offering ends at 5:00 p.m., Connecticut Time, on
____ __, 2004. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any of our branch offices or in the post office box on the stock order return envelope, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM MAY NOT BE ACCEPTED. PSB HOLDINGS, INC. RESERVES THE RIGHT TO ACCEPT OR REJECT IMPROPER ORDER FORMS.

(1) Number of Shares     Price Per Share   (2) Total Amount Due
    ________________   X      $10.00     =  $ _________________

The minimum purchase is 25 shares ($250). No person may purchase more than 25,000 shares ($250,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 50,000 shares ($500,000).

METHOD OF PAYMENT

(3) / / Enclosed is a check, bank draft or money order payable to PSB Holdings, Inc. for $_____________.

(4) / / I authorize Putnam Savings Bank to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

ACCOUNT NUMBER(S)                    AMOUNT(S)
------------------------------  -------------------

------------------------------  -------------------

------------------------------  -------------------

------------------------------  -------------------

           TOTAL WITHDRAWAL
                                -------------------

THERE IS NO PENALTY FOR EARLY WITHDRAWAL.

(5) PURCHASER INFORMATION (CHECK ONE)

a. / / ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Putnam Savings Bank as of MARCH 31, 2003. Enter information in Section 8 for all deposit accounts that you had at Putnam Savings Bank on MARCH 31, 2003.

b. / / SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with at least $50 on deposit with Putnam Savings Bank as of JUNE 30, 2004 but not an Eligible Account Holder. Enter information in
        Section 8 for all deposit accounts that you had at Putnam Savings Bank on JUNE 30, 2004.

c. / / OTHER DEPOSITORS - Check here if you were a depositor with at least $50 on deposit with Putnam Savings Bank as of July 31, 2004 but not an Eligible Account Holder. Enter information in Section 8 for all deposit accounts you had at Putnam Savings Bank on July 31, 2004.

d.  / / LOCAL COMMUNITY - Natural persons residing in Windham County,
        Connecticut

e.  / / GENERAL PUBLIC

(6) / / Check here if you are a DIRECTOR, OFFICER or EMPLOYEE of Putnam Savings Bank or a member of such person's immediate family (same household).

(7) / / NASD AFFILIATION - see description on reverse side of this form.

(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the two dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Putnam Savings Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the Stock Issuance Plan.




ADDITIONAL QUALIFYING ACCOUNTS

ACCOUNT TITLE (NAMES ON ACCOUNTS)     ACCOUNT NUMBER
----------------------------------    --------------

----------------------------------    --------------

----------------------------------    --------------

----------------------------------    --------------

----------------------------------    --------------

PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. (additional space on back of form)

(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    / / Individual
    / / Joint Tenants
    / / Tenants in Common
    / / Uniform Transfer to Minors Act
    / / Uniform Gift to Minors Act
    / / Corporation
    / / Partnership
    / / Individual Retirement Account
    / / Fiduciary/Trust (Under Agreement Dated _____)

Name _________________________________________________________  Social Security or Tax I.D. _______________________

Name _________________________________________________________  Social Security or Tax I.D. _______________________

Mailing                                                                Daytime
Address ______________________________________________________________ Telephone __________________________________

                                   Zip                                 Evening
City __________ State ____________ Code __________ County ____________ Telephone __________________________________

ACKNOWLEDGMENT By signing below, I acknowledge receipt of the prospectus dated ____ __, 2004 and understand I may not change or revoke my order once it is received by PSB Holdings, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING OR ENTERING INTO AN AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS, OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. PSB Holdings, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to back up withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE AND ARE VOID AT THE END OF THE SUBSCRIPTION PERIOD.

SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the Stock Issuance Plan as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature                        Date      OFFICE USE ONLY             Check #  _______________ _______________

---------------------------------------   Date Rec'd _______/ _____    Ck. Amt. _______________ _______________
Signature                        Date     Batch # __________  - Order # ____________    Category ______________

---------------------------------------

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                               PSB HOLDINGS, INC.

ITEM (7) CONTINUED - NASD AFFILIATION (this section   ITEM (8) CONTINUED; PURCHASER INFORMATION
only applies to those individuals who meet the
delineated criteria)                                  ACCOUNT TITLE (NAMES ON ACCOUNTS)      ACCOUNT NUMBER
                                                      ----------------------------------  -------------------

Check the box if you are a member of the National     ----------------------------------  -------------------
Association of Securities Dealers, Inc. ("NASD"), a
person associated with an NASD member, a member of    ----------------------------------  -------------------
the immediate family of any such person to whose
support such person contributes, directly or          ----------------------------------  -------------------
indirectly, or the holder of an account in which an
NASD member or person associated with an NASD         ----------------------------------  -------------------
member has a beneficial interest. You agree, if you
have checked the NASD affiliation box to report       ----------------------------------  -------------------
this subscription in writing to the applicable NASD
member within one day of the payment therefor.        ----------------------------------  -------------------

                               CERTIFICATION FORM

  (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

     I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PUTNAM SAVINGS BANK, PSB HOLDINGS, INC., OR BY THE FEDERAL GOVERNEMENT

     If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, Robert C. Albanese, at (201) 413-1000.

     I further certify that, before purchasing the common stock of PSB Holdings, Inc, I received a copy of the prospectus dated _______, 2004, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page __ of the prospectus:

 1. Strong competition within our market area may limit our growth and profitability.

 2. Because we intend to increase our commercial real estate and commercial loan originations, our lending risk will increase and downturns in the real estate market or local economy could adversely affect our earnings

 3. The future price of the common stock may be less than the purchase price in the offering.

 4. There will be a limited trading market in our common stock, which will hinder your ability to sell our common stock and may lower the market price of the stock.

 5. If economic conditions deteriorate, our results of operations and financial condition could be adversely affected as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

 6. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

 7.  Future changes in interest rates may reduce our profits.

 8. Our return on equity will be low compared to other financial institutions. This could negatively affect the trading price of our common stock.

 9. The issuance of shares to the charitable foundation will dilute your ownership interests and adversely affect net income in fiscal 2005.

 10. Our contribution to the Putnam Savings Foundation may not be tax deductible, which could reduce profits.

 11. Our stock benefit plans will increase our costs, which will reduce our income.

 12. The implementation of stock-based benefit plans may dilute your ownership interest.

 13. We have broad discretion in allocating the proceeds of the Offering. Our failure to effectively utilize such proceeds could hurt our profits.

 14. Persons who purchase stock in the offering will own a minority of PSB Holdings, Inc. common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

 15. We operate in a highly regulated environment an may be adversely affected by changes in laws and regulations.

 16. Our stock value may be negatively affected by Federal regulations restricting takeovers and our mutual holding company structure.

Signature              Date              Signature                    Date


----------------------------------       --------------------------------------

  (NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.